Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Spartan U.S. Equity Index Fund, of our report dated April 11, 2006; Fidelity U.S. Bond Index Fund of our report dated April 13, 2006; Spartan Short-Term Treasury Bond Index Fund, Spartan Intermediate Treasury Bond Index Fund, Spartan Long-Term Treasury Bond Index Fund, Spartan Total Market Index Fund, Spartan Extended Market Index Fund, and Spartan International Index Fund, of our reports dated April 17, 2006, on the financial statements and financial highlights included in the February 28, 2006 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2006